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                                   EXHIBIT 1.1

                            MANAGING DEALER AGREEMENT



                                                        __________________, 1997





BROOKSTREET SECURITIES CORPORATION
2316 Campus Drive
Suite 210
Irvine, California  92715

Ladies/Gentlemen:


      Capital Alliance Income Trust, A Real Estate Investment Trust, a Delaware corporation (the "Company"), desires to increase the capital of the Company in the maximum amount of $15,000,000 by the sale of (a) 1,500,000 shares of Common Stock, $0.01 par value per share, of the Company ("Shares") and up to 150,000 detachable Warrants ("Shareholder Warrant") to purchase an additional share of Common Stock (a "Shareholder Warrant Share") at an exercise price of $7.00 per share to be issued in the ratio of one Shareholder Warrant for each ten Shares purchased. The Company will additionally issue a maximum of up to 150,000 Managing Dealer's Warrants to purchase one share of Common Stock ("Managing Dealer Warrant Share") at an exercise price of $14.50 per Share, to the Managing Dealer or its assignees ("Managing Dealer Warrants") in the ratio of one Managing Dealer Warrant for each ten Shares sold. The Shares and Shareholder Warrants are hereinafter sometimes referred to collectively as the "Securities." The purchasers therefor, each of whom will execute an order form substantially similar to the form attached as an exhibit to the Prospectus hereinafter referred to (the "Order"), and by which all such purchasers will be bound, will become security holders ("Security holders") of the Company.


      SECTION 1.  Representations and Warranties of the Company.

      (a) The Company represents, warrants, and agrees with you for your benefit that:


            (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 (No. 333-11625) for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), and will file such amendments thereto as may be required. The Company will not, at any time after the date hereof and before the Registration Statement becomes effective, file any other amendment to the Registration Statement or any other amended prospectus to which you shall object. The Registration Statement as amended and the prospectus on file with the Commission at the time the Registration Statement becomes effective are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that (1) if the Company files a post-effective amendment to the Registration Statement then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to the Registration Statement as amended by such post-effective amendment thereto, and the term "Prospectus" shall refer to the amended prospectus then on file with the Commission and (2) if the Company files a prospectus pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the "Regulations") that shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the date on which it shall have been filed. The Company will not at any time after the Registration Statement initially becomes effective file any amendment to the Registration Statement or any amendment or supplement to the Prospectus without your prior consent or to which you shall object.


            (ii) Upon payment of the consideration therefor specified in the Order, the Shares, and upon exercise of the Warrants by the holders thereof, Shareholder's Warrant and the Warrant Shares, will constitute valid


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Shares of the Company duly issued, fully paid and nonassessable.

            (iii) The Company is duly organized and validly existing as a corporation under the laws of the State of Delaware with full power and authority to invest in, acquire, hold, maintain, sell, transfer and otherwise use the mortgage loans referred to or to be referred to in the Prospectus (the "Mortgages"), or to own and manage its interest in any partnership or joint venture holding title to particular Mortgages and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification.

            (iv) At the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement and the Prospectus, and at the Initial Closing Date and each Subsequent Closing Date, if any, referred to below, the Prospectus, will comply with the provisions of the Act and the Regulations; at the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective; and at each Closing Date, including the Initial Closing Date, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement or the Prospectus.

            (v) The accountants who certified the financial statements filed with the Commission as part of the Registration Statement are, with respect to the Company, independent public accountants as required by the Act and the Regulations.

            (vi) The financial statements filed as a part of the Registration Statement and those included in the Prospectus present fairly the financial position of the Company as at the dates indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein).

            (vii) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and Prospectus: (A) there has not been any material adverse change in the condition, financial or otherwise, of the Company, or any of the Mortgages, or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have not been any material transactions entered into by the Company, or relating to any of the Mortgages, other than those in the ordinary course of business.

            (viii) This Managing Dealer Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid, binding and enforceable agreement of the Company.

            (ix) The execution and delivery of this Managing Dealer Agreement and the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which the Company or any of the Mortgages is bound or, to the best of its knowledge, information and belief, any order, rule or regulation applicable to the Company or the Mortgages or of any court or any governmental body or administrative agency having jurisdiction over the Company or any of the Mortgages.

            (x) The Company has good and marketable title to the Mortgages and other investments owned by it.


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            (xi) To the best of its knowledge, information and belief, there is not pending, threatened or contemplated any action, suit or proceeding before or by any court or other governmental body to which the Company is or may be a party, or to which any of the Mortgages, or any property or assets of the Company is or may be subject which is not referred to in the Prospectus and which might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company or might materially adversely affect any of the Mortgages or other properties or assets of the Company.

            (xii) Neither the Company nor any affiliate thereof, has received, or is entitled to receive, directly or indirectly, any commission, finder's fee or similar fee from any person other than as described in the Prospectus in connection with the acquisition, or the commitment for the acquisition of the Mortgages by the Company.

            (xiii) On the date hereof, and at all times through the Offering Termination Date, referred to below, the Company is not and shall not be an investment company as that term is defined in the Investment Company Act of 1940, as amended.

            (xiv) Neither the Company nor any affiliate thereof shall give any information or make any representation in connection with the offering other than those contained in the Prospectus or such other material as may be provided or approved by you.

      (b) Any certificate signed by the Company and delivered to you for the purposes of this Agreement shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

      SECTION 2.  Offering and Sale of Securities.

      (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you are hereby appointed the agent of the Company during the term herein specified (the "Offering Period") for the purpose of finding purchasers for the Securities for the account and risk of the Company through a public offering, and subject to the performance by the Company of all of its obligations to be performed hereunder and to the completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during the Offering Period to find purchasers for the Securities at a public offering price of (i) $10.00 for each Share. Except as provided in Section 2(f) hereof, your agency hereunder, which is coupled with an interest and, therefore, is not terminable by the Company without your permission, shall continue until the close of business on such date not later than 24 months following the effective date of the Offering unless extended by the Company with your consent. The offering may be terminated at any time by the Company and you (the close of business of such date being hereinafter referred to as the "Offering Termination Date").


      (b) An Order must be completed by or on behalf of each person desiring to purchase Securities in the form attached to the Prospectus, and you shall provide such other information the Company deems reasonably necessary, and all documents, if any, required under state securities laws. You shall ascertain that each Order sent in by or on behalf of a prospective purchaser of Securities has been properly completed and executed. You shall return the Order together with the customer's check or your check or funds transfer (in the amount or amounts required by paragraph (a) above) payable to "Golden Gate Bank as Escrow Agent - Capital Alliance Income Trust", 50 California Street, Suite 2020, San Francisco, California, 94111 (the "Escrow Holder"). In the case of on-site supervisory review, your check must be transmitted to the Escrow Holder by the end of the next business day following receipt of the purchaser's check and, in the case of off-site supervisory review, the subscriber's check must be transmitted to your final review office by the end of the next business day following receipt thereof. Following receipt of the purchaser's check by your final review office, your check must be transmitted to the Escrow Holder by the end of the next business day. Upon receipt of an Order and a check, the Escrow Holder will forward the original Order to the Company.


      You will comply with the requirements of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.


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      (c) You represent that you are aware of your responsibilities under the
Rules of the National Association of Securities Dealers, Inc. (the "NASD").

      (d) Prior to the Initial Closing Date (as hereinafter defined), the Company will have no right to obtain such funds from the Escrow Holder. The right of the Company to receive such funds on the Initial Closing Date is subject to fulfillment of the conditions specified in Section 6 hereof.

      (e) "Minimum Offering" as used herein shall mean that there shall have occurred, no later than twelve (12) months from the effective date of the Offering (unless extended by the Trust) (the "Minimum Offering Date") the sale of at least $500,000, or the minimum dollar level of Shares approved by the NASD, of Shares, which shall be evidenced by notification to you in writing by the Company and the Escrow Holder that Orders and payments for at least $500,000 (or the proceeds of such minimum level) of Shares shall have been received pursuant to Section 2(b) above. The Initial Closing Date as used herein shall mean the first full business day following the date on which the Minimum Offering is achieved or such day thereafter as shall be mutually agreed upon by you and the Company.

      (f) In the event the offering is commenced and the Minimum Offering is not achieved by the Minimum Offering Date, all funds received from prospective purchasers (if any) shall be returned in full, with any interest actually earned thereon and without deduction of any escrow or other fees and expenses; and your agency and this Managing Dealer Agreement shall terminate without obligation on your part or on the part of the Company, except as provided in Section 5 hereof and except that the indemnification or contribution, as the case may be, provided in Section 7 hereof shall continue after such termination of this Managing Dealer Agreement.

      (g) Subject to fulfillment of the conditions specified in Section 6 hereof, at the Initial Closing Date payment of the purchase price for the Securities for which you have found purchasers as of said Initial Closing Date, and delivery, with respect to each purchaser, of a copy of the Order signed by such purchaser, shall be made to the Company at the office of the Escrow Holder, or at such other place as shall be agreed between you and the Company.

      (h) If at least the Minimum Offering has been achieved but less than all of the Securities have been purchased at the Initial Closing Date, the Offering Period shall continue until the earlier to occur of the Offering Termination Date or the date on which all Securities shall have purchased. At all times during the Offering Period you shall follow the procedures prescribed by Section 2(b) hereof. Securities will be issued at closing dates ("Subsequent Closing Dates") occurring after the Initial Closing Date and prior to the Offering Termination Date as agreed upon by you and the Company.


      (i) As consideration for your services and undertakings herein, your compensation will be paid to you as follows:


            (i) If the Minimum Offering is achieved and all conditions precedent hereunder to the obligations of you and the Company are satisfied on the Initial Closing Date or any Subsequent Closing Date, as the case may be, you will be paid a commission of six percent (6%) of the gross proceeds from the sale of a Security (other than Shareholder and Managing Dealer Warrants and Warrant Shares and Shares sold under the Dividend Reinvestment Plan) paid for at the applicable Closing Date. Any other Selected Dealer (as defined below in clause (j)) selling Securities shall be paid a commission as provided in subparagraphs 2(i)(i) and
(j).


            (ii) At the Initial Closing Date and any Subsequent Closing Date, you will be paid a Managing Dealer's accountable expense allowance equal to one-half of one percent (0.5%) of the gross proceeds from the sale of Securities (other than Shareholder and Managing Dealer Warrants and Warrant Shares), whether arranged by you or a Selected Dealer.

            (iii) At the final closing Date of the Offering, you or your assignees will be issued Managing Dealer Warrants in the ratio of one Managing Dealer Warrant for each 10 Shares sold in the Offering. The Managing Dealer Warrants will be exercisable during the twenty-fifth through the forty-eighth month following the



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effective date of the Offering pursuant to the Managing Dealer's Warrant
Agreement. From such amounts payable in connection with the sale of Shares, the Managing Dealer will pay all costs and expenses associated with the printing of the Prospectus and related sales material which expenses all estimated to be .5%.

      (j) Orders may be solicited by one or more dealers either affiliated with you by reason of direct or indirect ownership or unaffiliated members of the NASD (including Capital Alliance Investments, Inc.) (the "Selected Dealers") and sales by Selected Dealers shall be made under a Selected Dealer Agreement substantially in the form attached hereto as Exhibit A. Pursuant to any Selected Dealer Agreements, you will re-allow each Selected Dealer a concession of up to a maximum of six percent (6%) of the gross proceeds of Securities sold with respect to each Security sold by the Company pursuant to an Order solicited by such Selected Dealer and may reallow a maximum of 100% of that portion of the non-accountable allowance referred to in subparagraph (i)(iii) of this Section 2 that relates to sales of Securities solicited by such Selected Dealer, subject to the terms of subparagraph (i) of this Section 2.


      (k) Neither you, the Company, nor any dealer participating in the offering of the Securities shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to the purchase of Securities, provided, however, that normal sales commissions referred to in the Prospectus payable to a registered broker-dealer or other properly licensed person for selling Securities shall not be prohibited hereby.

      (l) You agree that you will not disseminate or publish any advertisement relating to your solicitation of subscribers for the Securities (including, without limitation, any advertisement relating to seminars) (i) the form of which has not been submitted to the NASD by the Company and (ii) that has not been approved by the Company.

      SECTION 3.  Covenants of the Company.

      The Company covenants with you as follows:

      (a) It shall have notified you immediately and confirmed the notice in writing (i) when the Registration Statement and any amendment thereto shall have become effective, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

      (b) It will deliver to you, as soon as available, two signed copies of the Registration Statement as originally filed and of each amendment thereto and two sets of the exhibits thereto, and will also deliver to you such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as you shall require for the purposes contemplated by the Act.

      (c) It will deliver to you from time to time, before the Registration Statement becomes effective, such number of copies of the Registration Statement as originally filed and any amendments thereto and as soon as the Registration Statement initially becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the Act or the Regulations.

      (d) During the period when the Prospectus is required to be delivered pursuant to the Act, the Company will comply, so far as it is able and at its own expense, with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in, the Securities during such period in accordance with the provisions herein and as set forth in the Prospectus.

      (e) If any event relating to or affecting the Company or the Mortgages Loans shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in


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the light of the circumstances existing at the time it is delivered to a subscriber, the Company will forthwith prepare and furnish to you, without expense to you, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. For the purposes of this subsection the Company will furnish such information with respect to themselves as you may from time to time reasonably request.

      (f) It will make generally available to the Company's security holders (i.e., the holders of Shares) as soon as practicable, but not later than 120 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, which need not be certified by independent public accountants unless required by the Act or the Regulations) covering the twelve-month period beginning not later than the first day of the Company's fiscal quarter following the effective date of the Registration Statement. As used in this subsection, the terms "earnings statement" and "made generally available to the Company's security holders" shall have the meanings contained in Rule 158 promulgated under the Act.

      (g) It will, so long as any Securities remain outstanding, furnish directly to you the following:

            (i) as soon as practicable after the end of each fiscal year, one copy of the Company's annual report, including therein the accountants' report, the balance sheet, the related statements of profit and loss and cash flows for the Company (which need not be audited), together with such accountants' comments and notations with respect thereto in such detail as the Company may customarily receive from such accountants;

            (ii) as soon as practicable after the end of each fiscal quarterly period, one copy of a balance sheet of the Company as at the end of such period, setting forth in reasonable detail its financial position, together with related statements of profit and loss and cash flows, none of which statements need be audited, but shall be certified as correct by the Chief Financial Officer of the Company;

            (iii) copies of any report, application or documents which the Company shall file with the Commission; and

            (iv) as soon as the same shall be sent to holders of Shares, each communication which shall be sent to the holders of Shares, including any other annual or interim report of the Company.

      (h) It will deliver to you, from time to time, all supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company in connection with the offering of Securities.

      SECTION 4.  Covenants of Brookstreet Securities Corporation.

      You covenant with the Company as follows:


      (a) You agree to manage the distribution of the Securities and to sell the Securities according to all of the terms and conditions of the Registration Statement, the Rules of the NASD, including Rules 2420, 2730, 2740 and 2750 of the NASD Conduct Rules, all applicable state and federal laws, including the Securities Act of 1933, as amended, and any and all regulations related thereto. You shall not have any authority to give any information or make any representations in connection with any offer or sale of the Securities other than as contained in the Prospectus or as is otherwise expressly authorized in writing by the Company, provided, however, that you shall use only such sales literature and/or advertising in connection with the sale of the Securities as shall be approved by the Company.


      (b) The Securities shall be offered and sold only where the Securities may be legally offered and sold, and only to such persons in such states who shall be legally qualified to purchase the Securities. The Company shall


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give you written notice at the time of effectiveness of the Registration
Statement of those states in which the offering and sale of the Securities may be made, and shall amend such notice thereafter as additional states are added. No Securities shall be offered or sold in any other states.

      (c) Neither you nor any person associated with you shall give any information, written or oral, or make any representation, written or oral, in connection with the offering other than those contained in the Prospectus or such other material as may be provided or approved by the Company.

      (d) You agree to engage as Selected Dealers only entities affiliated with you by direct or indirect ownership or entities which are members of the NASD.

      SECTION 5.  Payment of Expenses and Fees.

      The Company will pay all expenses incident to the performance of the obligations of the Company under this Managing Dealer Agreement, including (i) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any supplements or amendments thereto; (ii) the printing, execution, filing and delivery to you in quantities as hereinabove stated of copies of any supplemental sales material to be used in connection with the offering approved by the Company and utilized in sales of the Securities directly to the public;
(iii) the listing of the Shares on the NASDAQ-NMS, including filing fees; (iv) the fees and disbursements of counsel and accountants for the Company; and (v) the filing fee of the NASD.

      Expenses of the Offering: The Trust shall bear all costs and expenses incident to the registration, issuance and delivery of the Securities, specifically all expenses and fees incident to preparation and filing of the registration statement and the amendments thereto, the Trust's counsel fees for qualification of the offering under state securities laws in such states as may be designated by you, the fees and reimbursements of counsel and the accountants for the Trust, the cost of printing the registration statement and such number of "Red Herring" prospectuses as we may determine to be appropriate, fees of the Trust's transfer agent and registrar, the filing fee with the SEC and the National Association of Securities Dealers and all such cost and fees of listing the Common Stock on NASDAQ-NMS. The Trust shall not be required to pay or advance you more than $145,000 for the following: 1) due diligence expense; 2) Managing Dealer's counsel legal fees; 3) printing of the prospectuses and supplements thereto and other necessary marketing material; and 4) $10,000 per month non-accountable expenses provided below which shall be paid by you. All of your other expenses shall be borne by you to be reimbursed to you only from the proceeds of the offering up to a maximum of 3% of the offering proceeds as set forth in sub-subparagraph (b), below.


      The Trust will reimburse you from the proceeds of the Offering an amount equal to 3% of the gross Offering proceeds. In addition to the $35,000 signing fee described below, the Trust agrees to advance the sum of $10,000 per month for up to eleven (11) months commencing on the date you give your consent to proceed with the Offering, which consent shall be given within 10 days of the Trust's receipt of the initial comments of the SEC. Such payment shall not include payment for general overhead, salaries, supplies or similar expenses of the Underwriter included in the normal conduct of business. Such amount shall be considered a reasonable advance against out-of-pocket accountable expenses actually anticipated to be incurred by the Underwriter, which advance is reimbursable to the Trust to the extent not actually incurred. Upon conclusion of the offering the exact amount of the 3% Non-Accountable expense allowance shall be calculated. To the extent the 3% non-Accountable expense allowance exceeds $145,000 there shall be deducted from the amount due to you the amount of the expense reimbursement payment (up to $145,000) previously made or advanced by the Trust to you pursuant to this subparagraph (iii). To the extent the 3% Non-Accountable expense allowance equals or is less than $145,000 (resulting from gross offering proceeds of approximately $4,835,000 or less) the Trust shall pay you an amount equal to 3% of the actual gross offering proceeds, provided that if the aggregate amount advanced by the Trust to you pursuant to this sub-paragraph (iii) (up to $145,000) exceeds 3% of the gross offering proceeds, you shall be entitled to retain the entire amount of such previous advances without refund to the Trust. In the event the offering is canceled because the Trust elects not to proceed with the Offering for any reason (other than your failure to adequately perform), the Trust will pay all of your costs and expenses, including, but not in excess of, (a) the fee of $35,000



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which has been advanced to you upon the signing of the Letter of Intent dated
May 8, 1996 (b) any of the $10,000 monthly payment previously made (c) due diligence expense including third party reports that have been pre-approved and produced by such firms as Houlihan Valuation Advisors (d) Managing Dealer's Counsel legal fees (e) all costs related to the printing of the Prospectuses and other necessary marketing material (if previously approved by us). In the event the offering is canceled by you for a reason other than the one set forth in paragraph 9(b) the Trust's maximum obligation to Brookstreet Securities shall be limited to the amount (up to $145,000) advanced pursuant to this sub-paragraph.

      Such commissions, fees and expense allowances shall be paid or advanced by the Trust to you by the Escrow Holder out of the funds deposited in the Escrow Account on the applicable Closing Date. Notwithstanding the foregoing, if the Minimum Offering is not achieved, you will not receive any of the foregoing compensation, except for compensation negotiated and paid to you in connection with a transaction that occurs in lieu of the Minimum Offering as a result of your efforts, provided that you shall be entitled to reimbursement for your out-of-pocket accountable expenses actually incurred by you in connection with the Minimum Offering, if not achieved.

      SECTION 6.  Conditions of Your Obligations.

      Your obligations hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company, to the performance by the Company of its obligations hereunder and to the following further conditions:

      (a) The Registration Statement shall initially become effective not later than 5:30 P.M., Eastern time, on the date hereof, or, with your consent, at a later time and date not later, however, than 5:30 P.M., Eastern time, on the date following the date hereof, or at such later time and date as may be approved by you; and at the Initial Closing Date and no stop order suspending the effectiveness thereof shall have been issued under the Act or proceeding therefor initiated or threatened by the Commission and not rescinded. The Shares shall have been approved for listing on the NASDAQ-NMS on notice of issuance.


      (b) At the Initial Closing Date and each Subsequent Closing Date you shall receive the opinion of Stephen C. Ryan & Associates, as counsel for the Company, in the form set forth in Exhibit B hereto.


      (c) At the Initial Closing Date and each Subsequent Closing Date you shall receive a certificate signed by the Company to the effect that (i) the signer has carefully examined the Registration Statement and the Prospectus and, in the signer's opinion, at the time the Registration Statement initially became effective and at the Initial Closing Date and each Subsequent Closing Date, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) since the initial effective date of the Registration Statement no event has occurred which should have been set forth in an amendment of, or supplement to, the Prospectus but which has not been so set forth; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been instituted or threatened by the Commission and not rescinded; (iv) the representations, warranties and agreements contained in Section l(a) are true and correct in all material respects with the same effect as though expressly made at the Initial Closing Date and each Subsequent Closing Date; and (v) since the initial effective date of the Registration Statement, no material adverse change in circumstance has occurred with regard to the transactions described in any letters of intent contained in the Prospectus which should have been set forth in an amendment of, or supplement to, the Prospectus, but which has not been so set forth, provided, however, that with respect to clauses (i) and (ii) above, such certificate may exclude from its coverage any matters relating to you.

      (d) At the time the Registration Statement initially becomes effective, you shall have received from Novogradac & Company, LLP a letter, in form and substance satisfactory to you and your counsel, advising that (i) they are independent public accountants as required by the Act and the published Regulations, (ii) it is their opinion that the financial statements of the Company included in the Prospectus, and covered by their opinions therein, comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations relating to financial statements in registration statements on Form S-11, (iii) based on procedures set forth in such letter nothing has come to their attention which would indicate that during the period from April 30, 1996 to a specified date not more than five business days prior to the date the Registration Statement becomes effective there has been any change in the equity, capital accounts, or short-term or long-term indebtedness of the Company or any decrease in net assets as compared with the amounts shown in the balance sheet as of April 30, 1996, included in the Registration Statement, except for changes or decreases that the Registration Statement discloses have occurred or may occur; (iv) they have carried out certain procedures, as specified in a draft of such letter approved by you, performed for the purpose of comparing certain financial information and percentages appearing in the Registration Statement, as specified in such draft letter, with indicated amounts in the financial statements or accounting records of the Company and certain of its affiliates and have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company and certain of its affiliates.

      At the Initial Closing Date and each Subsequent Closing Date, you shall receive from Novogradac & Company, LLP a letter dated as of the Closing Date or Subsequent Closing Date to the effect that they reaffirm, as of such date and as though made at such date, the statements made in the letter furnished by such accountants pursuant to this subsection (e) of this Section 6, except that the specified date referred to in such subsection will be a date not more than five days prior to the Initial Closing Date or Subsequent Closing Date.


      (e) At the Initial Closing Date and each Subsequent Closing Date, Stephen
C. Ryan & Associates shall have been furnished with such additional information, opinions and documents, including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the Company in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and Stephen C. Ryan & Associates.


      (f) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Managing Dealer Agreement to be fulfilled, this Managing Dealer Agreement and all your obligations hereunder may be canceled by you by notifying the Company of such cancellation in writing or by facsimile or telegram at any time at or prior to the Initial Closing Date, or at any time after the Initial Closing Date, all your obligations hereunder may be canceled or terminated by you by notifying the Company of such cancellation or termination in writing or by telegram at any time at or prior to the Offering Termination Date and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in
Section 6.

            SECTION 7.  Indemnification.


      (a) The Company agrees to indemnify and hold harmless you, your representatives and employees, and each person, if any, who controls you within the meaning of Section 15 of the Act, you and such person (referred to collectively as the "Indemnified Parties"), as follows:


            (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading unless such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

            (ii) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in any supplemental sales material approved by the Company for use by you, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading; provided, however, that with respect to any indemnification relating to supplemental sales material designated for broker-dealer use only such indemnification shall be limited to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact related to the Company or the offering;

            (iii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission as provided in subparagraph (a)(i) and (a)(ii) above, if such settlement is effected with the written consent of the Company; and

            (iv) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above.

            The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus or any supplemental sales material, it shall not inure to the benefit of any of the Indemnified Parties if you failed to send or give a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished any amendment or supplement thereto to you which shall correct such untrue statement or omission which is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense prior to or together with the written confirmation of the receipt of the Order for Securities from such person; or if you sell any Securities and deliver to the person asserting any such loss, liability, claim, damage or expense a Prospectus containing an alleged untrue statement or omission which is the basis of the loss, liability, claim, damage or expense for which indemnification is sought at a time subsequent to having been notified by the Company that it believes that such Prospectus should be amended or supplemented.

      (b) You agree to indemnify and hold harmless the Company, each of its representatives and employees, and each person, if any, who controls any such person, within the meaning of Section 15 of the Act, to the same extent as the foregoing indemnity from the Company in Section 7(a) but only with respect to statements or omissions in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or relating to you or your affiliates in the supplemental sales literature distributed to the public made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or the supplemental sales literature distributed to the public. In case any action shall be brought against the Company based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or the supplemental sales literature distributed to the public and in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the Company shall have the rights and duties given to you, by the provisions of Sections 7(a), 7(b) and 7(c).

      (c) In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any of the Indemnified Parties unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In no case shall the Company be liable under this indemnity agreement to the Indemnified Parties for any loss, liability, claim, damage or expense described in subparagraph 7(a) above if such loss, liability, claim, damage or expense arose entirely or primarily, directly or indirectly, from your negligence, misconduct, or fault. For purposes of the foregoing sentence, an Indemnified Party shall be considered at fault for purposes of this Managing Dealer Agreement if, without limitation, such Indemnified Party shall be found to be at fault by any order of any court having jurisdiction or in any settlement agreement approved by any court having jurisdiction. The Company shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the Indemnified Parties, defendant or defendants therein. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Indemnified Parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include the Company and any of the Indemnified Parties and such Indemnified Party or Parties shall have been advised by counsel chosen by such Indemnified Party or Parties and satisfactory to the Company that there may be one or more legal defenses available to such Indemnified Party or Parties which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party or Parties and will reimburse such Indemnified Party or Parties as aforesaid for the reasonable fees and expenses of any counsel retained by such Indemnified Party or Parties, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or Parties, which firm shall be designated in writing by such Indemnified Party or Parties. The Company agrees to notify you within a reasonable time of the assertion of claim in connection with the sale of the Shares against it, any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the Act.

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held by a court of competent jurisdiction to be unavailable to you from the Company or to the Company from you, as the case may be, for any matters covered by Sections 7(a) or 7(b), the Company and you shall contribute to the aggregate losses, claims, expenses, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and you may be subject as a result of a matter referred to in Sections 7(a) or 7(b) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you and your affiliates on the other from the offering of the Shares and the operation of the Company or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you and your affiliates on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you and your affiliates on the other shall be deemed to be in the same proportions so that you and your affiliates are responsible for that portion represented by the percentage that the sales commission and other compensation from the proceeds of the offering and the operation of the Company received by you or your affiliates in the aggregate bears to the aggregate payments made for the purchase of the Shares, and the Company shall be responsible for the balance. The relative fault of the Company on the one hand and you and your affiliates on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by you and your affiliates on the other and the parties' relative intent, knowledge and access to information. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought; and the omission so to notify such party or parties will relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder as to the particular item for which contribution is then being sought but not from any other liability which it or they may have to the party seeking contribution.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

      All representations, warranties and agreements contained in this Managing Dealer Agreement (including your covenants provided in Section 4 hereof) or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, or by or on behalf of the Company and shall survive the Offering Termination Date.

      SECTION 9. Effective Date of this Managing Dealer Agreement and Termination Thereof.

      (a) This Managing Dealer Agreement shall become effective (i) at 9:30 A.M., Eastern time, on the day on which the Registration Statement initially becomes effective or (ii) at the time of the initial public offering by you, after the Registration Statement initially becomes effective, of the Securities, whichever shall first occur. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement, which is subsequently published, relating to the Securities or the time at which the Securities are first generally offered by you to subscribers by letter or telegram, whichever shall first occur. You or the Company may prevent this Managing Dealer Agreement from becoming effective without liability of any party to any other party, except as otherwise provided in Section 4 by giving the notice indicated below in this Section prior to the time when this Managing Dealer Agreement would otherwise become effective as herein provided.

      (b) You shall have the right to terminate this Managing Dealer Agreement by giving the notice indicated below in this Section (A) at any time at or prior to the Minimum Offering Date or any Subsequent Closing Date if there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition of the Company's Mortgages, the Company, financial or otherwise, or in the earnings, affairs or business prospects of the Mortgages, the Company, whether or not arising in the ordinary course of business, or (B) at any time at or prior to the Minimum Subscription Date (i) if there shall have occurred any new outbreak of hostilities or other national or international calamity or crisis, or a bankruptcy default with respect to the debt obligations of, or the institution of proceedings under the Federal bankruptcy laws by or against, any State of the United States, the effect of such outbreak, calamity or crisis on the financial markets of the United States being such as in your judgment would make the offering or delivery of the Securities impracticable, or (ii) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on such Exchange, or if a banking moratorium shall have been declared by either Federal or California authorities. If you terminate this Managing Dealer Agreement as provided in this Section , such termination shall be without liability of any party to any other party except as otherwise provided in Section 4.

      (c) If you elect to prevent this Managing Dealer Agreement from becoming effective or to terminate this Managing Dealer Agreement as provided in this
Section 9, the Company shall be notified promptly by you, by telephone or telegram, confirmed by letter. If the Company elects to prevent this Managing Dealer Agreement from becoming effective as provided in this Section 9, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

      SECTION 10.  Post-Effective Amendment.

      The Company represents and warrants to you that if as of one year from the effective date of this Offering (unless extended by the Trust) the Minimum Offering has not been achieved, they will file a post-effective amendment to the Registration Statement deregistering all of the Shares and if at the Offering Termination Date subscriptions for all the Shares shall not have been received they will file a post-effective amendment to the Registration Statement de-registering the unsold Securities and will terminate any additional offerings of Securities pursuant to such Registration Statement. In addition, the Company represents and warrants to you that they will file all reports required by the regulations with regard to sales of the Shares and use of the proceeds therefrom.

      SECTION 11.  Notices and Authority to Act.


      All communications hereunder shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at Brookstreet Securities Corporation, 2361 Campus Drive, Suite 210, Irvine, California, 92612, or, if sent to the Company, shall be delivered or telegraphed and confirmed at Capital Alliance Income Trust, 50 California Street, Suite 2020, San Francisco, California, 94111, with a copy to Stephen C. Ryan at Stephen C. Ryan & Associates, 115 Sansome Street, Suite 400, San Francisco, California, 94104, with a copy to Ronald Warner, Esq. at Arter & Hadden, 700 South Flower Street, Los Angeles, California, 90071-4101.

      SECTION 12.  Parties.

      This Managing Dealer Agreement shall inure to the benefit of and be binding upon each of you, the Company and your and the Company's respective successors, this Managing Dealer Agreement and the conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, except as otherwise specifically provided herein.

      SECTION 13.  Applicable Law.

      This Managing Dealer Agreement shall be construed in accordance with the laws of the State of California Arbitration.

      If the foregoing is accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among you and the Company in accordance with its terms.

                                    Very truly yours,
                                    CAPITAL ALLIANCE INCOME TRUST,
                                    A REAL ESTATE INVESTMENT TRUST
                                    a Delaware corporation


                                    By:  _______________________________________
                                         Thomas B. Swartz, Chairman


                                    ACCEPTED: Brookstreet Securities Corporation


                                    By:  _______________________________________
                                         Stanley C. Brooks, President

                                    EXHIBIT A
          CAPITAL ALLIANCE INCOME TRUST, A REAL ESTATE INVESTMENT TRUST
                            (a Delaware corporation)




                            SELECTED DEALER AGREEMENT



                                                           _______________, 1997


Ladies/Gentlemen:

      We have agreed to use our best efforts to sell up to (a) 1,500,000 Shares of Common Stock, $0.01 par value per share ("Shares") and (b) one (1) Warrant to purchase one (1) share of Common Stock of the Company at $7.00 per Share for each ten (10) Shares sold. The Shares and the Warrants are hereinafter sometimes referred to collectively as the "Securities." The Securities are being offered by us as agent for the Company. The Securities and the terms of the offering are more fully described in the enclosed Prospectus, receipt of which you hereby acknowledge.


      We are hereby inviting you, __________________________, subject to the other terms and conditions set forth below and in such Prospectus, to solicit subscriptions for the Securities. You hereby confirm that you are a dealer actually engaged in the investment banking or securities business and that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). You hereby agree to comply with the provisions of Rules 2420, 2730, 2740 and 2750 of the NASD Conduct Rules, and if you are a foreign dealer and not a member of the NASD, you also agree to comply with (i) the NASD's interpretation with respect to free-riding and withholding and (ii) Rules 2420, 2730 and 2750 of the NASD Conduct Rules.


      The public offering price of the Units is $10.00 per Share. We will pay to you a commission of six percent of the gross proceeds from the sale of each Share sold by the Company pursuant to an order in the form attached to the Prospectus (an "Order") solicited by you. Payment will be made promptly on the Initial Closing Date or any Subsequent Closing Date; provided, however, that in the event that a sale of a Share for which you have solicited an Order shall not occur, whether by reason of the failure of any condition specified herein or the Managing Dealer Agreement, no commission or payment in respect thereof shall be due. Commissions and payments will be payable only with respect to transactions lawful in the jurisdiction where they occur.

      Any "single purchaser" who purchases for Shares subsequent to an initial purchase of Securities may combine all prior and subsequent purchases for the purpose of determining the amount invested by such subscriber and the applicable Securities purchase prices for such investments in the Company; provided, however, that all purchasers are subject to the limitation regarding the maximum amount of Company securities each, and certain persons affiliated with them, can own, as described in the Prospectus.

      You agree to submit on behalf of each person desiring to purchase Securities, an Order in form and substance satisfactory to the Company and all documents, if any, required under state securities laws. You shall ascertain that each Order has been properly completed. All payments for the Securities shall be made by check payable to the order of "Golden Gate Bank, Escrow Agent-CAIT."


      You agree to promptly submit on behalf of each person desiring to purchase Securities a completed Order, as well as all checks received by you from subscribers to Capital Alliance Income Trust, 50 California St., Suite 2020 San Francisco, CA 94111, (the "Escrow Agent").

      Subscriptions for Securities shall be made only during the offering period described in the Prospectus.

      You shall have no reasonable grounds to believe, on the basis of having received and examined the Prospectus, that all material facts are not adequately and accurately disclosed and provide a basis for evaluating an investment in the Company. For purposes of evaluating the Company, you recognize that under Appendix F you may rely on the information from an inquiry conducted by another NASD member only if you have reasonable grounds to believe that such inquiry was conducted with due care, the results of the inquiry were given to you with the permission of the NASD member that made the inquiry and that no NASD member that participated in the inquiry is a sponsor or affiliate of the sponsor of the Company.

      All subscriptions solicited by you will be strictly subject to confirmation by us and acceptance thereof by the Company. Neither you nor any other person is authorized to give any information, written or oral, or make any representations, written or oral, in connection with the offer and sale of Securities other than those contained (i) in the Prospectus in connection with the sale of any of the Securities or (ii) any supplemental sales material supplied or prepared by the Company and delivered to you by the Company for use in making offers of Securities. No dealer is authorized to act as agent for us when offering any of the Securities to the public or otherwise, it being understood that you and each other Selected Dealer are independent contractors with us. Nothing herein contained shall constitute you or any other Selected Dealer an association or partner with us.

      Upon release by us, you may offer the Securities at the public offering price, subject to the terms and conditions hereof.

      We, on behalf of the Company, will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto as you may reasonably request. We also will provide you with certain supplemental sales material to be used by you in connection with the solicitation of Securities of the Company. In the event you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitations of Securities unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future. You agree that you will deliver a copy of the Prospectus, and any amendments or supplements thereto, to each person to whom you make an offer of Securities and that you will not disseminate or publish any advertisement relating to your solicitation of subscribers for the Securities (including, without limitation, any so-called tombstone advertisement or any advertisement relating to seminars) (i) the form of which has not been submitted to the NASD by the Company and (ii) that has not been approved in writing by the Company.

      This Agreement shall terminate at the close of business on the 45th day after the completion of the sale of all the Securities by the Company, unless earlier terminated.

      We shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended (the "1933 Act"), or of the rules and regulations thereunder.

      Upon application to us, we will inform you as to the jurisdictions in which we believe the Securities have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell the Securities in any jurisdiction. You agree that we may limit the number of offers and sales which may be made, or the number of the Securities which may be sold, by you in any jurisdiction. You agree not to sell the Securities in any jurisdiction where such sale by you is prohibited.

      You warrant and represent that you and your agents and employees are duly licensed to sell the Securities in those jurisdictions in which you do so. You further agree that you will promptly notify us of any changes in your, or your agent's or employee's, status as a licensed broker-dealer in any jurisdiction in which you or your agent or your employee has been offering or selling the Securities. If necessary, we will cause to be filed with the

Department of State of New York a Further State Notice with respect to the Securities and will cause to be sent to the Pennsylvania Securities Commission a list of the Selected Dealers to whom this Agreement is initially being sent.

      You confirm that you are familiar with Securities Act Release No. 4698 and Rule 15c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied and will comply therewith. We will make available to you, to the extent they are made available to us by the Company, such number of copies of the Prospectus as you may reasonably request for the purposes contemplated by the 1933 Act, the 1934 Act, and the applicable rules and regulations thereunder.

      In making any offer or sale of the Securities, you shall comply with the provisions of the 1933 Act and the 1934 Act, you shall comply with all of the provisions of this Selected Dealer Agreement, and you shall take all necessary actions pursuant to instructions given by counsel to the Company or us or otherwise required to permit the offer and sale of the Securities to comply with the securities or "blue sky" laws of the jurisdictions in which you make offers or sales of the Securities.

      This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns, this Agreement and its conditions and provisions being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and for the benefit of no other person, firm, partnership or corporation.

      The terms used herein, unless defined otherwise, shall have the same meaning as in the Managing Dealer Agreement.

      This Agreement may be amended only by means of a written document, signed by the party to be bound, and may not be assigned by you without our prior written consent.

      This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Agreement is mailed.

      Please confirm your agreement hereto by signing and returning at once to us at 2361 Campus Drive, Suite 210, Irvine, California 92612. Upon receipt thereof, this letter and such signed duplicate copy will evidence the agreement between us.

                                    Very truly yours,
                                    BROOKSTREET SECURITIES CORPORATION

                                    By: _______________________________
                                        Stanley C. Brooks, President

Accepted:

________________________________________
(Signature of Selected Dealer)


________________________________________
(Address to which all communications
are to be sent)


Fax No.:________________________________